                                                                    Exhibit 7.34
                                 PROMISSORY NOTE

$116,000.00                                                        Dallas, Texas
                                                            Date: August 5, 2002

     FOR VALUE RECEIVED, Riverside Group, a Florida corporation ("Borrower"), whose address is 7800 Belfort Parkway, Suite 100, Jacksonville, Florida 32245, promises to pay to the order of Imagine Investments, Inc., a Delaware corporation ("Holder"), or order, at 8150 North Central Expressway, Suite 1901, Dallas, Texas 75206, or at such other place as Holder may from time to time in writing designate, in lawful money of the United States of America, the principal sum of One Hundred Sixteen Thousand and No/100 Dollars ($116,000.00) or such lesser sum as may be advanced from to time to time pursuant to this Note, on or before the "Maturity Date" (as hereinafter defined), together with interest on the principal balance outstanding from time to time ("Principal Balance"), in like money, from the date of advancement until fully repaid at the rates hereinafter set forth. Interest shall be computed and accrue on the principal amount from time to time outstanding from the date of advancement to and including the Maturity Date at a rate per annum equal to the "Applicable Interest Rate" (as hereinafter defined) from time to time in effect.

     1. Definitions. As used herein, the terms "Borrower", "Holder", and
        -----------
"Principal Balance" have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

          1. "Applicable Interest Rate" shall mean a rate per annum equal to the lesser of (i) ten percent (10%), or (ii) the Maximum Rate (as hereinafter defined).

          2. "Default Rate" shall mean a rate per annum equal to the Maximum Rate (as hereinafter defined.

          3. "Loan" shall mean the loan made by Holder to Borrower evidenced by this Note.

          4. "Loan Documents" shall mean this Note, the Security Agreements, and any related documents.

          5. "Maturity Date" shall mean the earlier to occur of (i) September 30, 2002, or (ii) the date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

          6. "Maximum Rate" shall mean, with respect to the Holder hereof, the lesser of 18% per annum or the maximum rate allowed by law.

          7. "Security Agreements" shall mean the Stock Pledge Agreement dated August 31, 1999 pertaining to the 1,000 shares of Cybermax, Inc. stock and the Stock Pledge Agreement dated August 31, 1999 pertaining to the 758,155 shares of Wickes stock executed by Borrower granting and confirming the prior grant of a security interest in certain property of Borrower (the "Collateral") to secure the payment of all indebtedness and obligations under this Note and all other indebtedness and obligations of Borrower described therein.

     2. Term Facility. During the period from the date hereof until 2:00 p.m.
        -------------
Dallas, Texas on September 30, 2002, this Note evidences an advancing term credit facility. Borrower may repay advances at any time in whole or in part without penalty, but any advances repaid in whole or in part may not be reborrowed.

     3. Interest Rate. From the date of this Note to and including the Maturity
        -------------
Date, the Principal Balance shall bear interest at the Applicable Interest Rate. To the extent permitted by Texas law, interest shall be calculated by the method known as the Banker's Rule using the actual days the principal balance is outstanding hereunder divided by 360 days and multiplied by the Applicable Interest Rate; provided, however, that in the event such calculation is not permitted by Texas law, interest hereunder shall be calculated on the basis of a 365-day or a 366-day year, as the case may be.

     4. Payment of Principal and Interest. The principal of this Note together
        ---------------------------------
with all accrued interest to the date of payment, shall be due and payable on the Maturity Date.

     5. Application of Payments. Each payment received by Holder from Borrower
        -----------------------
with respect to this Note shall be applied: First: to the payment of past due accrued interest, including without limitation any past due interest accruing at the Applicable Interest Rate and the Default Rate, as applicable; Second: to the repayment of any amounts advanced by Holder in accordance with the Security Agreement or for insurance premiums, taxes, assessments or for preservation or protection of the Collateral covered by those documents and to the payment of all costs and expenses incurred by Holder in connection with the collection of this Note (including, without limitation, all attorneys fees payable hereunder); and Third: to reduction of the Principal Balance, or in such order or proportion as Holder, in Holder's sole discretion, may determine.

BORROWER UNDERSTANDS THAT THIS NOTE IS NOT SELF-AMORTIZING AND THAT THE ENTIRE PRINCIPAL BALANCE WILL BE DUE ON THE MATURITY DATE. HOLDER HAS NOT AGREED AND IS NOT OBLIGATED TO RENEW OR EXTEND THE MATURITY OF THIS NOTE.

     6. Prepayment. The indebtedness under this Note may be prepaid in whole or
        ----------
in part at any time without penalty or fee.

     7. Maximum Rate of Interest. All agreements between the Borrower and the
        ------------------------
Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of prepayment, acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, or charged, to the Holder for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to
                                                 ----------
the Holder shall be reduced to the Maximum Rate, and if from any such circumstances the Holder shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the debt outstanding under this Note, or if such excessive interest exceeds the unpaid debt outstanding under this Note such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Borrower to the Holder shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocate and spread throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate now or as hereafter amended, throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or
(iii) exclude any voluntary prepayments and the effects thereof. The Maximum Rate shall be the maximum lawful rate of interest allowed under the laws of the State of Texas or of the laws of the United States of America, whichever laws allow the greater rate of interest. To the extent the interest rate laws of the State of Texas are applicable to this Note, the applicable interest rate ceiling is the "weekly ceiling" as determined in accordance with Texas Finance Code ss.
303.003. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Holder and the Borrower.

     8. Security. Payment of this Note and all other obligations and
        --------
indebtedness of the Borrower to the Holder is secured by the Collateral described in the Security Agreements. All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Agreements which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

     9. Default. "Default" or "Event of Default" as used herein means Default or
        -------
Event of Default as defined in the Security Agreement or if any of the following happens:

          (1) Borrower fails to make any payment when due and such failure shall continue for a period of five (5) calendar days;

          (2) Borrower breaks any promise Borrower has made to Holder in writing, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Holder and such failure is not cured within ten (10) days;

          (3) Any written representation or statement made or furnished to Holder by Borrower or by an authorized person on Borrower's behalf is false or misleading in any material respect;

          (4) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws;

          (5) Any creditor tries to take, claim, or garnish any of the Collateral on or in which Holder has a lien or security interest;

          (6) Borrower's obligations and indebtedness under this Note are assumed by a third party without the prior written consent of Holder; or

          (7) All or any part of the Collateral described in the Security Agreement, or any interest therein, whether voluntarily or involuntarily, is sold, conveyed, hypothecated, assigned, transferred or further encumbered by Borrower without Holder's prior written consent.

     Upon the occurrence of any Event of Default, and at the option of Holder, upon demand but without any advance notice, all amounts then unpaid under this Note and shall bear interest at the Default Rate for so long as the Event of Default shall remain uncured. In addition, Holder, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Security Agreements, including, but not limited to, attorneys fees, anything in this Note or the Security Agreements to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note or the Security Agreements or by applicable law.

     10. Remedies Cumulative. The remedies of Holder, as provided in this Note,
         -------------------
the Security Agreements and applicable law, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     11. Attorneys Fees. In the event that suit be brought hereon, or an
         --------------
attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, whether or not suit is filed, or to defend the priority of the Security Agreements or as otherwise provided in the Security Agreements, Borrower promises to pay all such attorneys fees, costs and expenses (including attorneys fees incurred in collecting attorneys fees) all as actually incurred by Holder as a result thereof and including, without limitation (a) attorneys fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under the Bankruptcy Code or any successor thereto, and (b) attorneys fees, costs and expenses incurred as a result of Holder exercising its rights to sell collateral or cure any Event of Default by Borrower under this Note, the Security Agreements or any Other Security Document.

     12. WAIVER OF NOTICE BY BORROWER. BORROWER WAIVES DILIGENCE, PRESENTMENT
         ----------------------------
FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT SUCH NOTICES AS ARE PROVIDED IN THE SECURITY AGREEMENT.

     13. No Waiver by Holder. Holder shall not be deemed, by any act of omission
         -------------------
or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     14. Holder may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Holder may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Holders security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Holder may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

     15. GOVERNING LAW AND VENUE. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF
         -----------------------
THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS AND VENUE FOR ANY ACTION TO COLLECT OR ENFORCE THE TERMS OF THIS NOTE OR THE LOAN DOCUMENTS SHALL LIE IN DALLAS COUNTY, TEXAS.

     16. Construction of Certain Terms. Whenever used, the singular number shall
         -----------------------------
include the plural, the plural shall include the singular, and the words Holder and Borrower shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

     17. Notice. All notices which Holder or Borrower may be required or
         ------
permitted to give hereunder shall be made in the same manner as set forth in the Security Agreements.

     18. Severability of Provisions. In the event any one or more of the
         --------------------------
provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

     19. Headings. The section captions are inserted for convenience of
         --------
reference only and shall in no way alter or modify the text of such sections.

     20. No Further Agreements. In accordance with Section 26.02(a)(2) of the
         ---------------------
Texas Business and Commerce Code, as amended, Borrower hereby acknowledges, with respect to this Note and the Loan Documents, that:

          1. THE RIGHTS AND OBLIGATIONS OF BORROWER AND HOLDER SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN HOLDER AND BORROWER ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

          2. THE LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF SUCH LOAN DOCUMENTS.

          3. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

                   (Balance of page left intentionally blank)

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this note the day and year first above written.

                                    BORROWER:

                                    Riverside Group, Inc.
ATTEST:                             a Florida corporation


/s/ Carol A. Abdullah               By:    /s/ Catherine J. Gray
-------------------------               ----------------------------------------
                                        Name:  Catherine J. Gray
                                              ----------------------------------
                                        Title: SVP and CFO
                                              ----------------------------------